Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration No. 333- 258704 on Form S-3, and Registration Statement No. 333-239987, 333-254399, 333-263243 and 333-270041 on Form S-8 of PhenomeX Inc. of our report dated March 2, 2023, relating to the financial statements of IsoPlexis Corporation incorporated by reference in this Current Report on Form 8-K dated March 21, 2023 appearing in the Annual Report on Form 10-K of IsoPlexis Corporation for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Hartford, Connecticut
March 21, 2023